UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————————

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
—————————————

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to §240.14a -12

SPHERE 3D CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Shares, without par value per share

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SPHERE 3D CORP.
125 South Market Street
San Jose, California 95113

SECOND SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2018

May 24, 2018

This is a supplement (the “Supplement”) to the definitive proxy statement and management information circular (the “Definitive Proxy Statement”) of Sphere 3D Corp. (“Sphere 3D” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2018 and with the applicable Canadian securities regulatory authorities on April 27, 2018 and mailed to the Company’s shareholders (the “Shareholders”) in connection with the solicitation of proxies for use at the special meeting of shareholders scheduled to be held on May 31, 2018 (the “Special Meeting”), as supplemented by a first supplement filed with the SEC and the applicable Canadian securities regulatory authorities on May 18, 2018. At the Special Meeting, Shareholders will be asked to, among other things, consider and, if advisable, pass a special resolution approving the sale by Sphere 3D of all of the shares of its subsidiary Overland Storage, Inc. (the “Share Purchase”) to Silicon Valley Technology Partners LLC, an entity established and controlled by Eric Kelly, the Chief Executive Officer of Sphere 3D (the “Purchaser”). The board of directors of the Company previously established April 10, 2018 as the record date for the determination of Shareholders entitled to vote at the Special Meeting.

If Shareholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this Supplement is required by any Shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 15, in the section entitled “Questions and Answers” starting on page 11, and in the section entitled “The Special Meeting” starting on page 18 of the Definitive Proxy Statement.

Important information concerning the Share Purchase is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read in conjunction with, the information set forth in this supplement to the Definitive Proxy Statement, which information shall be considered part of the Definitive Proxy Statement. Capitalized terms used in this supplement to the Definitive Proxy Statement but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

We have not authorized any person to give any information or to make any representation in connection with any matters to be considered at the Special Meeting other than those contained in this Supplement and the Definitive Proxy Statement. If any such information or representation is given or made to you, you should not rely on it as having been authorized or as being accurate.

This Supplement and the Definitive Proxy Statement do not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

NO CANADIAN OR UNITED STATES SECURITIES REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPELEMENT OR THE DEFINITIVE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

SUPPLEMENTAL DISCLOSURE

The Company makes the following amended and supplemental disclosures:

The section of the Definitive Proxy Statement entitled “Related Party Transaction Matters” is amended and supplemented as follows:

The disclosure under "Related Party Transaction Matters – Application of MI 61-101" starting on page 45 of the Definitive Proxy Statement is supplemented by adding the following paragraphs after the second paragraph of such section.

Cyrus and MFV are related parties of Sphere 3D, and as described in this Proxy Statement, the net proceeds from the Share Purchase are intended to be used, among other things, to repay outstanding indebtedness owed by Sphere 3D to FBC Holdings, which is an investment fund managed by Cyrus, and to MFV. In addition, in connection with the Share Purchase, existing security holders and debtors of Sphere 3D (including potentially Cyrus (through FBC Holdings or otherwise) and/or MFV) may agree to arrangements pursuant to which outstanding indebtedness owed by Sphere 3D to them would be restructured and assumed by the Purchaser or its affiliates and/or pursuant to which they would, directly or indirectly, receive securities from, or become a debtor of, the Purchaser or its affiliates in consideration for financing the Purchaser (including for the payment of the Purchase Price) or for the restructuring or settlement of indebtedness owed by Sphere 3D to them. The foregoing could, among other things, result in the receipt, directly or indirectly, of a “collateral benefit” (as defined in MI 61-101) by Cyrus and/or MFV as a consequence of the Share Purchase. Consequently, each of Cyrus and MFV may be considered to be an “interested party” (as defined in MI 61-101), or a related party of an interested party, for the Share Purchase.

In connection with such arrangements, Sphere 3D may agree to reduce the Purchase Price in proportion of the amount of indebtedness that would cease to be owed by Sphere 3D. Since the full amount of the Purchase Price is expected to be used by the Company to repay outstanding debt obligations, this would not substantively alter the current terms of the Share Purchase.

Moreover, since, as described in the Proxy Statement, it is possible that the net proceeds that Sphere 3D would receive from the Share Purchase will not be sufficient to pay all of its debts and liabilities that would become due and the expenses relating to the Share Purchase, or that there will not be enough cash or working capital in the Company to fund its continuing operations, the Company may need to raise additional capital through debt or equity financings before, at or around the time of the Closing (including from related parties) or otherwise agree to restructure or recapitalize such debts and liabilities.

The disclosure under "Related Party Transaction Matters – Minority Approval" starting on page 46 of the Definitive Proxy Statement is amended and supplemented by replacing the second paragraph of such section by the following:

To the knowledge of the directors and executive officers of Sphere 3D, after reasonable inquiry, the following Shareholders who, collectively, beneficially owned or exercised control or direction over an aggregate of 2,829,105 Common Shares as of the Record Date, representing in the aggregate approximately 29.79% of the Common Shares that may be voted at the Special Meeting, will be have to be excluded from the vote of the Minority Shareholders:

	Common Shares as of Record Date
Shareholder	(#)	(%)
Eric Kelly	51,984	0.55%
Kurt L. Kalbfleisch	25,479	0.27%
Jenny Yeh	2,133	0.02%
Cyrus (including its related parties and joint actors)	754,940	7.95%
MFV	1,994,569	21.00%

See “The Share Purchase—Parties to the Share Purchase.”

Additional Information and Where to Find It

In connection with the Share Purchase, the Company has filed with the SEC and mailed or otherwise provided to its Shareholders the Definitive Proxy Statement regarding the Share Purchase. Investors are urged to read the Definitive Proxy Statement and this Supplement and other relevant materials because they will contain important information. Investors may obtain free copies of the Definitive Proxy Statement as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the Company’s website at www.sphere3d.com.

The Definitive Proxy Statement, the Supplement and other materials relating to the Special Meeting and additional information relating to the Company may also be found on SEDAR at www.sedar.com. Financial information regarding the Company is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year. Shareholders may contact the Company at 240 Matheson Blvd. East, Mississauga, ON L4Z 1X1 to request copies of the Company’s financial statements and management’s discussion and analysis.

Any material change report (except confidential material change reports) filed by the Company with applicable securities commissions or similar authorities in Canada under the Company’s issuer profile on SEDAR until the date of the Special Meeting will also be incorporated by reference in the Definitive Proxy Statement.

Participants in Solicitation

The Company, the Purchaser and their respective executives, officers and directors may be deemed to be participants in the solicitation of proxies from the Shareholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 21, 2018, and the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on November 13, 2017. Investors may obtain more detailed information regarding the direct and indirect interests of the Company, the Purchaser and their respective executives, officers and directors in the transaction by reading the Definitive Proxy Statement, as amended and supplemented.

Approval by the Directors

The Board of Directors has approved the content and delivery of this Supplement as of the date hereof.

By order of the Board of Directors,

/s/ Kurt L. Kalbfleisch
KURT L. KALBFLEISCH
Secretary

Forward Looking Statements

This Supplement contains forward-looking statements, which include, among others, the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that may involve risks, uncertainties, and assumptions with respect to the Share Purchase, expected financial performance of the Company as well as the Company’s strategic and operational plans. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995, and in applicable Canadian securities laws. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. Actual events, results and the timing of events could differ materially from those anticipated or described in this written communication due to a number of risks and uncertainties. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. The potential risks and uncertainties include, without limitation, the possibility that the Company may be unable to obtain required shareholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the proceeds may be insufficient for the Company to pay off its outstanding obligations; our inability to obtain additional debt or equity financing or to refinance our debt; any increase in our cash needs; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement; the reaction of customers to the transaction; those related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; general economic conditions; unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the Company’s ability to maintain listing with the NASDAQ Capital Market; and other risks detailed from time to time in our periodic reports contained in our filings with Canadian securities regulators (www.sedar.com) and in periodic reports filed with the SEC (www.sec.gov), including our Annual Report on Form 10-K filed on March 21, 2018 and definitive proxy statement filed on April 26, 2018. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.